Exhibit 4.1

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Third Amended and Restated Credit Agreement, dated as of August 28, 2015 (this “Amendment”), is among INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation (the “Borrower”), the undersigned Lenders consenting to certain amendments hereunder as Required Lenders (collectively, the “Consenting Lenders”), the undersigned Lenders party hereto as incremental term lenders (each, an “Incremental Term Lender” and collectively, the “Incremental Term Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent.

PRELIMINARY STATEMENTS:

A. The Borrower, the Administrative Agent, and certain financial institutions from time to time party thereto as lenders (the “Existing Lenders”) and/or as agents, as the case may be, have entered into that certain Third Amended and Restated Credit Agreement, dated as of July 2, 2014 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of December 19, 2014 and in effect on the date hereof, and as otherwise amended, restated, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

B. The Borrower has requested that the Incremental Term Lenders provide additional commitments for an incremental term loan in an aggregate amount of $200,000,000 (such additional commitments, the “Incremental Term Loan Commitments” and each such commitment, an “Incremental Term Loan Commitment”).

C. In connection with obtaining the Incremental Term Loan Commitments, Borrower has requested that the Required Lenders amend the Credit Agreement upon the terms and conditions set forth below (the Credit Agreement, as amended hereby, the “Amended Credit Agreement”).

D. The Incremental Term Lenders are willing to provide the Incremental Term Loan Commitments and make the related term loans (collectively, the “Incremental Term Loans”), and the Consenting Lenders are willing to consent to the requested amendments set forth herein, in each case on the terms and conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Effective as of the Amendment Effective Date (as defined in Section 4 below), Borrower and each Consenting Lender hereby agree to amend the Credit Agreement as set forth below.

(a) The definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended by deleting the parenthetical at the end of subsection (a) therein.

(b) The first sentence of Section 2.16(a) of the Credit Agreement is hereby amended by replacing the reference to “by an amount (for all such requests) not exceeding $200,000,000 in the aggregate” therein with “by an amount (for all such requests occurring after the Second Amendment Effective Date) not exceeding $200,000,000 in the aggregate”.

(c) The table in Section 7.17(a) of the Credit Agreement is hereby deleted and replaced in its entirety by the following:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
June 30, 2015, September 30, 2015, December 31, 2015, March 31, 2016 and June 30, 2016	4.50 to 1.00
September 30, 2016 and December 31, 2016	4.25 to 1.00
March 31, 2017 and June 30, 2017	4.00 to 1.00
September 30, 2017 and the last day of each fiscal quarter thereafter	3.75 to 1.00

2. Incremental Term Loans.

(a) Effective upon the Amendment Effective Date and subject to the terms and conditions of this Amendment, each Incremental Term Lender hereby severally agrees to (i) act as an Incremental Term Lender with respect to the Incremental Term Loans described in this Amendment, (ii) provide the Incremental Term Loan Commitment specified on Schedule 1 hereto (the “Incremental Commitment Schedule”) and (iii) advance to the Borrower an Incremental Term Loan in an amount equal to its Incremental Term Loan Commitment in a single draw on the Amendment Effective Date in accordance herewith and with Article II of the Amended Credit Agreement.

(b) The Administrative Agent, on behalf of the Lenders and in accordance with Section 2.16(g) of the Credit Agreement, each Incremental Term Lender and the Borrower each hereby acknowledge and agree as follows:

(i)	Except as otherwise expressly provided herein, the Incremental Term Loans funded in accordance with this Amendment shall be on the same terms as the Term Loans outstanding under the Credit Agreement immediately prior to the Amendment Effective Date (the “Existing Term Loans”), and on and after the Amendment Effective Date, any reference in any Loan Document to a “Term Loan” or a “Loan” shall be deemed to include the Incremental Term Loans.

(ii)	Except to the extent otherwise due or paid sooner pursuant to the provisions of the Amended Credit Agreement, the Borrower will repay the aggregate outstanding principal of the Incremental Term Loans in consecutive quarterly installments on the last Business Day of each of March, June, September and December, commencing September 30, 2016, as set forth in Section 2.07(a)(ii) of the Amended Credit Agreement, except to the extent that the amounts of individual installments may be adjusted pursuant to Sections 2.05 and 2.07 of the Credit Agreement.

(iii)	Section 1.01 of the Credit Agreement is hereby amended by deleting clause (a) of the definition of “Applicable Percentage” in its entirety and replacing it with the following new clause (a):

“(a) in respect of the Term Facility, with respect to any Lender holding Term Loans at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on the Closing Date with respect to Existing Term Loans, such Lender’s Term Commitment at such time, (ii) on the Second Amendment Effective Date, (A) the principal amount of such Term Lender’s Existing Term Loans, if any, at such time plus (B) such Term Lender’s 2015 Incremental Term Commitment, if any, at such time and (iii) at all other times after the Closing Date (other than the Second Amendment Effective Date), the principal amount of such Term Lender’s Term Loans at such time,”

(iv)	Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of Term Borrowing, Term Commitment, Term Facility and Term Lender therein and inserting the following defined terms in alphabetical order:

“2015 Incremental Term Commitment” means, as to each 2015 Incremental Term Lender, its obligation to make 2015 Incremental Term Loans to the Borrower pursuant to Section 2.01(a) of the Second Amendment in an aggregate principal amount equal to the amount set forth opposite such 2015 Incremental Term Lender’s name on Schedule 1 to the Second Amendment under the caption “Incremental Term Loan Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement, and “2015 Incremental Term Commitments” means the 2015 Incremental Term Commitments of all the 2015 Incremental Term Lenders.

“2015 Incremental Term Lenders” means the “Incremental Term Lenders” as defined in the Second Amendment.

“2015 Incremental Term Loans” means the “Incremental Term Loans” as defined in the Second Amendment.

“Existing Term Lenders” means the Term Lenders immediately prior to the Second Amendment Effective Date.

“Existing Term Loans” means the advances made by the Existing Term Lenders that are outstanding immediately prior to the Second Amendment Effective Date.

“Second Amendment” means that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of August 28, 2015, among Borrower, the Administrative Agent and the Lenders and 2015 Incremental Term Lenders party thereto.

“Second Amendment Effective Date” means the “Amendment Effective Date” as defined in the Second Amendment.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each applicable Term Lender pursuant to Section 2.01(a) or Section 2.16, as the case may be.

“Term Commitment” means, as to each Term Lender (a) on or prior to the Closing Date, such Term Lender’s obligation, if any, to make Term Loans to the Borrower pursuant to Section 2.01(a) as of such date, and (b) as of the Second Amendment Effective Date, its 2015 Incremental Term Loan Commitments as of such date, if any.

“Term Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time, (b) on the Second Amendment Effective Date, the aggregate principal amount of the Existing Term Loans on such date plus the aggregate amount of 2015 Term Loan Commitments on such date, and (c) at any other time after the Closing Date (other than the Second Amendment Effective Date), the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

“Term Lender” means (a) on or prior to the Closing Date, any Lender that held a Term Commitment at such time, (b) on the Second Amendment Effective Date, any Lender holding Existing Term Loans on such date and any Lender holding a 2015 Term Loan Commitment on such date, and (c) at any other time after the Closing Date (other than the Second Amendment Effective Date), any Lender that holds Term Loans at such time.

(v)	Section 2.06(b)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(i) The aggregate Term Commitments of the Existing Term Lenders as of the Closing Date were reduced to zero immediately following the Term Borrowing on the Closing Date. The aggregate 2015 Incremental Term Commitments shall be automatically and permanently reduced to zero immediately following the Term Borrowing consisting of 2015 Incremental Term Loans on the Second Amendment Effective Date.”

(vi)	Section 2.07(a) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

“(a) Term Loans.

(i) Existing Term Loans. The Borrower shall repay to the Lenders holding Existing Term Loans the principal amount of Existing Term Loans outstanding on the last Business Day corresponding to each of the following quarter end dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.05):

Date	Amount
September 30, 2014	$0
December 31, 2014	$0
March 31, 2015	$0
June 30, 2015	$0
September 30, 2015	$1,875,000
December 31, 2015	$1,875,000
March 31, 2016	$1,875,000
June 30, 2016	$1,875,000
September 30, 2016	$2,812,500
December 31, 2016	$2,812,500
March 31, 2017	$2,812,500
June 30, 2017	$2,812,500
September 30, 2017	$3,750,000
December 31, 2017	$3,750,000
March 31, 2018	$3,750,000
June 30, 2018	$3,750,000
September 30, 2018	$3,750,000
December 31, 2018	$3,750,000
March 31, 2019	$3,750,000
Maturity Date	Outstanding Amount of Existing Term Loans

provided, however, that the final principal repayment installment of the Existing Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Existing Term Loans outstanding on such date.

(ii) 2015 Incremental Term Loans. The Borrower shall repay to the Lenders holding 2015 Incremental Term Loans the principal amount of 2015 Incremental Term Loans outstanding on the last Business Day corresponding to each of the following quarter end dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.05):

Date	Amount
September 30, 2016	$ 2,500,000
December 31, 2016	$ 2,500,000
March 31, 2017	$ 2,500,000
June 30, 2017	$ 2,500,000
September 30, 2017	$ 3,750,000
December 31, 2017	$ 3,750,000
March 31, 2018	$ 3,750,000
June 30, 2018	$ 3,750,000
September 30, 2018	$ 5,000,000
December 31, 2018	$ 5,000,000
March 31, 2019	$ 5,000,000
Maturity Date	Outstanding Amount of Incremental Term Loan

provided, however, that the final principal repayment installment of the 2015 Incremental Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all 2015 Incremental Term Loans outstanding on such date. Amounts of 2015 Incremental Term Loans repaid may not be reborrowed.”

(vii)	Exhibit A to the Credit Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

(viii)	The Applicable Rate with respect to the Incremental Term Loans shall be the Applicable Rate for Loans as set forth in the Amended Credit Agreement.

(ix)	The proceeds of the Incremental Term Loans shall be used solely to (i) repay all or a portion of the Revolving Credit Loans outstanding on the Amendment Effective Date, and (ii) pay or reimburse transaction fees, costs and expenses incurred in connection with this Amendment.

(x)	The Increase Effective Date with respect to the Incremental Term Commitments shall be the Amendment Effective Date.

(xi)	For the avoidance of doubt, on and after the Amendment Effective Date, the prepayment provisions under Section 2.05 of the Amended Credit Agreement applicable to Term Loans, including, without limitation, the voluntary prepayment provisions under Section 2.05(a)(i) and the mandatory prepayment provisions under Section 2.05(b) of the Amended Credit Agreement, shall apply ratably to all Term Loans, including the Incremental Term Loans.

3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent, the Consenting Lenders and the Incremental Term Lenders as follows:

(a) The representations and warranties set forth in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects (or, if such representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects) as of the Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment and the making of the Incremental Term Loans, with the same effect as though made on and as of the Amendment Effective Date, except (i) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), (ii) for any additional items that will be disclosed on updated Schedules delivered on the next scheduled delivery date, as to which the Borrower has notified the Administrative Agent in writing, or (iii) to the extent such representations and warranties expressly relate to the specified supplemental schedules updated and delivered to the Administrative Agent in accordance with the most recent quarterly Compliance Certificate (in which case such representations and warranties shall be true and correct in all material respects on and as the date of the most recent Compliance Certificate). For purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

(b) On the Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment and the making of the Incremental Term Loans, no Default or Event of Default has occurred and is continuing or will result from this Amendment.

(c) After giving effect to the Incremental Term Loans, the Borrower and its Consolidated Subsidiaries are in compliance with Section 7.17 of the Amended Credit Agreement on a Pro Forma Basis.

(d) The execution, delivery and performance of this Amendment by the Borrower have been duly authorized by all requisite corporate or other organizational action.

(e) This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to equitable principles and Debtor Relief Laws.

(f) The execution, delivery and performance of this Amendment by Borrower do not and will not (i) contravene the terms of any of the Borrower’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or any Subsidiary or the properties of the Borrower or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any of its property is subject; or (iii) violate any Law.

The parties hereto acknowledge and agree that execution and delivery of this Amendment by the Borrower shall satisfy the condition set forth in Section 2.16(e) of the Credit Agreement that the Borrower deliver certification of the matters described in the foregoing clauses (a), (b) and (c).

4. Conditions Precedent to Effectiveness. The effectiveness of this Amendment, the effectiveness of the Incremental Term Loan Commitments of each Incremental Term Lender and the obligation of each Incremental Term Lender to fund its portion of the Incremental Term Loan shall be subject to the satisfaction (or waiver by the Administrative Agent, the Incremental Term Lenders and/or the Required Lenders, as applicable) of each of the following conditions precedent (the date that each such condition has been satisfied being herein called the “Amendment Effective Date”):

(a) The Administrative Agent shall have received:

(i)	duly executed counterparts of this Amendment by the Borrower, the Consenting Lenders, the Incremental Term Lenders and the Administrative Agent;

(ii)	an original Term Note executed by the Borrower in favor of each Incremental Term Lender requesting a Term Note;

(iii)	a complete and duly executed Loan Notice in accordance with the requirements of Section 2.02 of the Credit Agreement;

(iv)	all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been requested at least five (5) Business Days prior to the date hereof;

(v)	a ratification agreement of the other Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by the other Loan Parties;

(vi)	a customary opinion of counsel to the Borrower;

(vii)	all fees and expenses required to be paid pursuant to the terms of the engagement letter, dated as of August 7, 2015, between the Borrower and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Engagement Letter”), shall have been paid; and

(viii)	such other documents, instruments and certificates as the Administrative Agent or the Incremental Term Lenders shall reasonably request and such other documents, instruments and certificates shall be reasonably satisfactory in form and substance to the Administrative Agent and the Incremental Term Lenders, as applicable.

(b) No Default shall exist immediately before or immediately after giving effect to the making of the Incremental Term Loan.

5. Incremental Facility Amendment. The parties hereto agree and acknowledge that, for all purposes under the Amended Credit Agreement and the other Loan Documents, Section 2 of this Amendment shall be considered an amendment contemplated by Section 2.16 of the Credit Agreement, and the Incremental Term Loan Commitments shall constitute commitments to make an Incremental Term Loan and part of the “Term Facility,” as such term is defined in and used in the Amended Credit Agreement for all purposes of the Amended Credit Agreement, including for determining (i) whether, as to the Term Facility, such Lender is an Appropriate Lender, and (ii) which Lenders constitute Required Term Lenders as to the Term Facility. The Incremental Term Loan shall rank pari passu in right of payment and of security with the other Facilities existing under the Credit Agreement on the Amendment Effective Date in accordance with Section 2.16 and the other terms and conditions of the Amended Credit Agreement.

6. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

7. Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel, in accordance with Section 10.04 of the Credit Agreement.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile, .pdf, electronic mail or other electronic means by any of the parties hereto of an executed counterpart of this Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

9. Loan Document. As of the date hereof, this Amendment shall constitute a “Loan Document” under and in accordance with the Credit Agreement.

10. Credit Agreement. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendment. Except as expressly amended herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof and is in all respects ratified and confirmed. As used in the Credit Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall include, from and after the Amendment Effective Date, the Amended Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:	/s/ Glenn G. Coleman
Name:	Glenn G. Coleman
Title:	Corporate Vice President & Chief Financial Officer

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kevin L. Ahart
Name:	Kevin L. Ahart
Title:	Vice President

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Consenting Lender and as an Incremental Term Lender

By:	/s/ Joseph L. Corah
Name:	Joseph L. Corah
Title:	Director

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

WELLS FARGO BANK, N.A., as a Consenting Lender and an Incremental Term Lender

By:	/s/ Matt Olson
Name:	Wells Fargo Bank, N.A. Matt Olson
Title:	Vice President

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

DNB Capital LLC, as a Consenting Lender and an Incremental Term Lender

By	/s/ Geshu Sugandh
Geshu Sugandh
First Vice President

By	/s/ Thomas Tangen
Thomas Tangen
Senior Vice President Head of Corporate Banking

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

HSBC Bank USA, National Association, as a Consenting Lender

By	/s/ Elizabeth R Peck
Name:	ELIZABETH R PECK
Title:	SVP

INTERNAL - Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

HSBC Bank Plc, Dublin Branch as an Incremental Term Lender

By:	/s/ John O’Connor
Name:	John O’Connor
Title:	Country Head of International Subsidiary Banking.

By:	/s/ Alan Duffy
Name:	Alan Duffy
Title:	CEO and Head of Commercial Banking Ireland.

INTERNAL - Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

Citizens Bank, N.A., as a Consenting Lender and an Incremental Term Lender

By	/s/ Thomas Walsh
Name:	Thomas Walsh
Title:	Assistant Vice President

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

ROYAL BANK OF CANADA, as a Consenting Lender and an Incremental Term Lender

By:	/s/ Amy Promaine
Name:	Amy Promaine
Title:	Authorized Signatory

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

TD BANK, N.A., as a Consenting Lender and an Incremental Term Lender

By:	/s/ Shreya Shah
Name:	Shreya Shah
Title:	Senior Vice President

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Consenting Lender and an Incremental Term Lender

By:	/s/ Amy Trapp
Name:	Amy Trapp
Title:	Managing Director

By:	/s/ Alistair Anderson
Name:	Alistair Anderson
Title:	Vice President

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

Capital One, National Association, as a Consenting Lender and an Incremental Term Lender

By	/s/ Thomas L. Savage
Name:	Thomas L. Savage
Title:	Vice President

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

MORGAN STANLEY BANK, N.A. as a Consenting Lender

By:	/s/ Alice Lee
Name:	Alice Lee
Title:	Authorized Signatory

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

MORGAN STANLEY SENOR FUNDING, INC. as a Consenting Lender

By:	/s/ Alice Lee
Name:	Alice Lee
Title:	Vice President

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

MUFG Union Bank, N.A., as a Consenting Lender and an Incremental Term Lender

By:	/s/ R. Cassandra Bolz
Name:	R. Cassandra Bolz
Title:	Authorized Signatory

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

Fifth Third Bank, as a Consenting Lender and an Incremental Term Lender

By	/s/ John McChesney
Name:	John McChesney
Title:	Officer

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

JPMorgan Chase Bank, N.A. as a Consenting Lender and an Incremental Term Lender

By:	/s/ Deborah R. Winkler
Name:	Deborah R. Winkler
Title:	Vice President

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Consenting Lender

By	/s/ Sharon Landgraf
Name:	Sharon Landgraf
Title:	SVP

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as a Consenting Lender and an Incremental Term Lender

By:	/s/ David Denlinger
Name:	David Denlinger
Title:	Senior Vice President

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

MANUFACTURERS BANK, as a Consenting Lender

By:	/s/ Sandy Lee
Name:	Sandy Lee
Title:	Vice President

Integra LifeSciences Holdings Corporation

Second Amendment to Third Amended and Restated Credit Agreement

Signature Page

SCHEDULE 1

INCREMENTAL TERM LOAN COMMITMENTS

AND APPLICABLE PERCENTAGES

Incremental Term Lender	Incremental Term Loan Commitment	Applicable Percentage of aggregate amount of Incremental Term Loan Commitments
Bank of America, N.A.	$35,000,000.00	17.500000000%
Wells Fargo Bank, N.A.	35,000,000.00	17.500000000%
JPMorgan Chase Bank, N.A.	35,000,000.00	17.500000000%
Royal Bank of Canada	20,000,000.00	10.000000000%
HSBC Bank plc, Dublin branch	12,500,000.00	6.250000000%
Citizens Bank, N.A.	10,000,000.00	5.000000000%
DNB Capital LLC	10,000,000.00	5.000000000%
Capital One, National Association	10,000,000.00	5.000000000%
TD Bank, N.A.	10,000,000.00	5.000000000%
MUFG Union Bank, N.A.	7,500,000.00	3.750000000%
Credit Agricole Corporate and Investment Bank	5,000,000.00	2.500000000%
Fifth Third Bank	5,000,000.00	2.500000000%
Peoples United Bank, National Association	5,000,000.00	2.500000000%

Total	$200,000,000.00	100.000000000%

EXHIBIT A

FORM OF LOAN NOTICE

Date:                 ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of July 2, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned hereby requests (select one):

☐	A Borrowing of [Revolving Credit] [Existing Term] [2015 Incremental Term] Loans

☐	A [conversion] [continuation] of [Revolving Credit] [Existing Term] [2015 Incremental Term] Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .
[Type of Loan requested: Base Rate Loan or Eurodollar Rate Loan]

4.	For Eurodollar Rate Loans: with an Interest Period of months.

The Revolving Credit Borrowing, if any, requested herein complies with the proviso to the first sentence of Section 2.01(b) of the Agreement.

INTEGRA LIFESCIENCES HOLDINGS
CORPORATION, a Delaware corporation

By:
Name:
Title: